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                                 EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to incorporation by reference in the registration statement on Form S-3 of Silicon Valley Bancshares of our report dated January 18, 1996, relating to the consolidated balance sheets of Silicon Valley Bancshares and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for the years then ended, which report appears in the December 31, 1995, annual report on Form 10-K of Silicon Valley Bancshares. We also consent to the reference to our firm under the heading "Experts" in the registration statement.

Our report dated January 18, 1996, contains an explanatory paragraph for the adoption of Statement of Financial Accounting Standards No. 115, Accounting for
                                                                 --------------
Certain Investments in Debt and Equity Securities, in 1994.
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KPMG Peat Marwick LLP

/s/ KPMG Peat Marwick LLP


San Jose, California
June 3, 1996